CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Valley First Community Bank
Scottsdale, Arizona

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Sun Community Bancorp Limited of our report dated January 29, 1999 relating to the financial statements of Valley First Community Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ SEMPLE & COOPER, LLP

Phoenix, Arizona
June 12, 2000